UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2011

HYATT HOTELS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34521	20-1480589
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

71 South Wacker Drive, 12th Floor Chicago, IL	60606
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 750-1234

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 15, 2011, Hyatt Hotels Corporation (the “Company”) entered into a Purchase and Sale Agreement (each, a “Purchase and Sale Agreement”) with each of (i) Lewis M. Linn and CIBC Trust Company (Bahamas) Limited, in their capacity as trustees of certain trusts for the benefit of Anthony N. Pritzker and certain of his lineal descendents, (ii) Lewis M. Linn, in his capacity as trustee of certain trusts for the benefit of Anthony N. Pritzker and certain of his lineal descendents, (iii) Thomas J. Muenster, in his capacity as trustee of certain trusts for the benefit of Jay Robert Pritzker and certain of his lineal descendents, (iv) Charles E. Dobrusin and Harry B. Rosenberg, in their capacity as trustees of certain trusts for the benefit of James N. Pritzker and certain of his lineal descendents, (v) Mary Parthe, in her capacity as trustee of certain trusts for the benefit of Tal Pritzker and (vi) J.P. Morgan Trust Company (Bahamas) Limited, in its capacity as trustee of certain trusts for the benefit of James N. Pritzker and certain of his lineal descendents, pursuant to which the Company agreed to purchase an aggregate of 8,987,695 shares of Class B common stock, $0.01 par value per share, of the Company (the “Class B Common Stock”) at a price of $44.03 per share, which represents the closing stock price of the Class A common stock, $0.01 par value per share, of the Company on May 13, 2011, for an aggregate purchase price of $395,728,211 million. The shares of Class B Common Stock to be repurchased represent approximately 5.2% of the Company’s total shares of common stock outstanding prior to the repurchase.

Upon repurchase, the 8,987,695 shares of Class B Common Stock will automatically convert into 8,987,695 shares of Class A common stock, $0.01 par value per share, of the Company (the “Class A Common Stock”). All 8,987,695 shares of Class B Common Stock converted in the repurchase will be retired in accordance with the Company’s Certificate of Incorporation, and the number of authorized shares of Class B Common Stock will be reduced by 8,987,695. All 8,987,695 shares of Class A Common Stock into which the shares of Class B Common Stock convert will also be retired, and will resume the status of authorized but unissued shares. After the repurchase there will be 120,478,305 shares of Class B Common Stock outstanding and 44,539,406 shares of Class A Common Stock outstanding.

The foregoing description of the Purchase and Sale Agreements is qualified in its entirety by reference to the text of the Purchase and Sale Agreements, copies of which are attached hereto as Exhibits 10.1 to 10.6 and incorporated herein by reference.

Item 8.01	Other Events.

On May 16, 2011, the Company issued a press release announcing that it had entered into the Purchase and Sale Agreements and agreed to repurchase 8,987,695 shares of its Class B Common Stock for $44.03 per share for an aggregate purchase price of $395,728,211 million. A copy of the Company’s press release dated May 16, 2011 is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Exhibit Description

10.1	Purchase and Sale Agreement, dated as of May 15, 2011, between Hyatt Hotels Corporation and Lewis M. Linn and CIBC Trust Company (Bahamas) Limited, in their capacity as trustees of certain trusts for the benefit of Anthony N. Pritzker and certain of his lineal descendents

10.2	Purchase and Sale Agreement, dated as of May 15, 2011, between Hyatt Hotels Corporation and Lewis M. Linn, in his capacity as trustee of certain trusts for the benefit of Anthony N. Pritzker and certain of his lineal descendents

10.3	Purchase and Sale Agreement, dated as of May 15, 2011, between Hyatt Hotels Corporation and Thomas J. Muenster, in his capacity as trustee of certain trusts for the benefit of Jay Robert Pritzker and certain of his lineal descendents

10.4	Purchase and Sale Agreement, dated as of May 15, 2011, between Hyatt Hotels Corporation and Charles E. Dobrusin and Harry B. Rosenberg, in their capacity as trustees of certain trusts for the benefit of James N. Pritzker and certain of his lineal descendents

10.5	Purchase and Sale Agreement, dated as of May 15, 2011, between Hyatt Hotels Corporation and Mary Parthe, in her capacity as trustee of certain trusts for the benefit of Tal Pritzker

10.6	Purchase and Sale Agreement, dated as of May 15, 2011, between Hyatt Hotels Corporation and J.P. Morgan Trust Company (Bahamas) Limited, in its capacity as trustee of certain trusts for the benefit of James N. Pritzker and certain of his lineal descendents

99.1	Hyatt Hotels Corporation Press Release, dated May 16, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Hyatt Hotels Corporation

Date: May 16, 2011	By:	/s/ Harmit J. Singh
Harmit J. Singh
Chief Financial Officer

INDEX TO EXHIBIT

Exhibit Number	Description
10.1	Purchase and Sale Agreement, dated as of May 15, 2011, between Hyatt Hotels Corporation and Lewis M. Linn and CIBC Trust Company (Bahamas) Limited, in their capacity as trustees of certain trusts for the benefit of Anthony N. Pritzker and certain of his lineal descendents

10.2	Purchase and Sale Agreement, dated as of May 15, 2011, between Hyatt Hotels Corporation and Lewis M. Linn, in his capacity as trustee of certain trusts for the benefit of Anthony N. Pritzker and certain of his lineal descendents

10.3	Purchase and Sale Agreement, dated as of May 15, 2011, between Hyatt Hotels Corporation and Thomas J. Muenster, in his capacity as trustee of certain trusts for the benefit of Jay Robert Pritzker and certain of his lineal descendents

10.4	Purchase and Sale Agreement, dated as of May 15, 2011, between Hyatt Hotels Corporation and Charles E. Dobrusin and Harry B. Rosenberg, in their capacity as trustees of certain trusts for the benefit of James N. Pritzker and certain of his lineal descendents

10.5	Purchase and Sale Agreement, dated as of May 15, 2011, between Hyatt Hotels Corporation and Mary Parthe, in her capacity as trustee of certain trusts for the benefit of Tal Pritzker

10.6	Purchase and Sale Agreement, dated as of May 15, 2011, between Hyatt Hotels Corporation and J.P. Morgan Trust Company (Bahamas) Limited, in its capacity as trustee of certain trusts for the benefit of James N. Pritzker and certain of his lineal descendents

99.1	Hyatt Hotels Corporation Press Release, dated May 16, 2011